EXHIBIT 99.1

To Form 8-K dated October 25, 2012

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

SEACOAST REPORTS IMPROVEMENTS FOR

THE THIRD QUARTER

Continued acceleration in new households, deposit and fee income growth

•	Total households increase 6.3 percent year over year
•	Strong growth in noninterest bearing deposits of 26.2 percent over prior year
•	Fee based revenues up 20.7 percent year over year

Credit quality improvements continue in the quarter

•	Nonperforming loans decline by 8.3 percent compared to last quarter
•	Other real estate owned down 62.5 percent compared to 2011

Profitability improvement plan announced

•	Core costs down $727,000 versus second quarter 2012
•	Targeting $7.4 million in cost reduction in 2013

STUART, FL., October 25, 2012 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), today reported net income for the third quarter of 2012 totaling $447,000, compared to net income of $2,648,000 for the third quarter a year ago. The net loss for the first nine months of 2012 totaled $950,000, compared to net income of $4,119,000 for 2011.

The net loss that is available to Common shareholders for the third quarter and year to date 2012 totaled $490,000, or $0.01 diluted earnings per share (DEPS) and $3,761,000, or $0.04 DEPS, respectively, compared to net income of $0.02 DEPS and $0.01 DEPS a year ago for the same periods, respectively.

For the first nine months of 2012, net income was impacted by our decision earlier in the year to accelerate the reduction of problem loans and foreclosed properties. We took this action in part to take advantage of recent improvements in market conditions. Foreclosed properties were reduced 62.5 percent over the prior year. Compared to last quarter, nonperforming loans were reduced by 8.3 percent, and are expected to continue to decline over the next two quarters. Loans classified as restructured fell by 39.3 percent when compared with the prior year and are expected to continue to decline. Net income for the current quarter was also impacted by nonrecurring charges associated with branch consolidations, staff reductions and other cost reductions as part of our plan to restore higher levels of profitability in 2013. We expect to book additional one-time charges totaling approximately $1.0 million in the fourth quarter related to branch consolidations.

Profitability Improvement Plan for 2013

During the quarter we completed and began implementing a focused plan to improve profitability in 2013 and beyond. The plan contains over 100 separate elements designed to achieve meaningful improvements through a balanced focus on expense reductions and revenue enhancements. Each element aligns with our core strategy and value proposition and has been carefully designed to support and enhance our successful growth initiatives.

As part of our profitability improvement plan, we completed an evaluation of our overhead structure, and are in the process of implementing reductions in expenses expected to total $7.4 million in 2013. Approximately $4.9 million of the reduction is related to core operating expenses of which $3.3 million have been implemented and will fully impact the first quarter of 2013. An additional $1.7 million in reduced annual core operating costs are expected to be implemented in the first and second quarters of 2013. In addition, we project noncore credit related expenses, primarily losses on OREO and asset disposition expense, will be reduced by $2.5 million in 2013.

The plan also includes revenue and growth initiatives in response to improving market conditions. These include making additional investments in people to increase our lending capacity in our commercial and business banking lines and expanding growth initiatives related to our mortgage business. These investments are expected to support an acceleration of our loan production in 2013. Our successful retail and business deposit growth initiatives have also been expanded to help drive further increases in our households, margins and fees.

“We intend to bring our expense structure back into line with better performing peers in 2013 as our credit costs continue to abate and as our core expense reductions and expanded revenue growth initiatives take hold,” said Dennis S. Hudson, Chief Executive Officer. “We are pleased with our execution success to date around our growth initiatives as evidenced by our expanding households, acceleration of our mortgage production and recent improvements in business and commercial loan production. We intend to leverage this success with our profit improvement plan to create greater value for shareholders in 2013.”

Total revenues, excluding securities gains, net increased 7.6 percent annualized on a linked quarter basis as a result of improving deposit related fee income, improved deposit mix from the Company’s retail and small business deposit growth initiatives, and increased mortgage banking fees from improvements in residential loan production. Total revenues for the first nine months this year are up $1.1 million compared to the prior year.

(Dollars in thousands)	2012 Third Quarter	2011 Third Quarter	Percent Chage
Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)	$409,145	$324,256	26.2%
NOW	420,477	391,318	7.5
Money market accounts	348,275	327,654	6.3
Savings accounts	158,208	128,543	23.1
Time certificates of deposit	343,361	489,503	(29.9)
Total Deposits	1,679,466	1,661,274	1.1
Sweep repurchase agreements	122,393	106,562	14.9
Total core customer funding (1)	1,458,498	1,278,333	14.1

(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

Retail and business household growth has improved as a result of the Company’s growth initiatives and resources added over the past nine months to attract new commercial loan and business deposit accounts. New household acquisition was strong again during the third quarter 2012. New personal retail checking relationships opened during the quarter rose 10.4 percent compared to the same quarter in 2011.  Likewise, new commercial business checking deposit relationships opened increased by 8.7 percent compared with the same quarter one year ago.  Along with the new relationships, our programs have improved market share, increased average services per household and improved customer retention.

Since initial implementation of our retail growth initiatives in 2009, new retail checking deposit households and the average services per household have increased 53.9 percent and 20.5 percent, respectively. The program has produced significant growth in deposit related fee income, which has increased at an 8.7 percent compounded growth rate since the third quarter of 2010. The program has also significantly improved deposit mix and lowered the cost of deposits.

Our focused plan to develop our deposit franchise and deepen our residential mortgage production capacity has produced double digit revenue growth in retail fees, mortgage fees and no cost deposits. These investments in revenue growth and franchise development together, with new investments in business and commercial revenue growth initiatives, have positioned us to benefit from the improving housing market and economic conditions, which will help offset the negative impacts of much lower asset yields as a result of the Federal Reserve’s actions.

Other results for third quarter 2012:

•	Total revenues (excluding securities gains, net) increased $405,000 linked-quarter to $21.6 million, an increase of 7.6 percent annualized.
•	Service charges on deposits accounts increased 8.9 percent linked-quarter as a result of 7,453 new households over the first nine months, up 20.0 percent compared to last year.
•	Interchange income for the quarter totaled $1,119,000, up $150,000 or 15.5 percent compared to the prior year’s results, reflecting the growth in new deposit accounts.
•	Mortgage banking revenues grew as a result of expanded capacity and focused growth initiatives increasing year-over-year by $599,000 or 107.7 percent to $1,155,000 for the quarter.
•	Average checking and savings deposits grew 13.5 percent over the past year.
•	Noninterest bearing checking balances totaled 23.5 percent of average deposits for the third quarter compared with 19.3 percent the prior year. Noninterest bearing checking balances grew by 26.2 percent over the past year.
•	Total deposits, excluding time deposits over $100,000 and brokered deposits, comprise 91.0 percent of deposits versus 86.0 percent a year ago. Core deposits grew by 14.0 percent over the past year.
•	Average cost of deposits totaled 0.26 percent, down 11 basis points from the second quarter of 2012 and 39 basis points lower compared to the prior year.

Average earning assets are up $54 million from the prior year with average loans up $26 million on retained loan production of $261 million over the last twelve months. Over the last nine months, retained loan production totaled $198 million. New loan growth has been concentrated in smaller average balance commercial loans and residential home purchase transactions consistent with our concentration management objectives. Offsetting loan growth has been nonperforming loan resolutions, refinancing and early payoffs as a result of the low rate environment. Total loans declined to $1.202 billion at September 30, 2012, down $18.9 million compared to the prior quarter impacted by lower nonperforming loans ($4.0 million) and early payoffs of larger commercial loans ($19.7 million). Early commercial real estate loan payoffs totaled $16.9 million for the third quarter with the average loan size of $4.2 million, further reducing our overall concentration and credit concentration risks. Total loans (including available for sale) outstanding increased by $15.1 million year-over-year.

The allowance for loan losses remains strong at 1.92 percent compared with 2.02 percent the prior quarter and 2.35 percent the prior year. The provision for loan losses year to date totals $9.7 million compared to net charge offs of $12.1 million for the first nine months of 2012 and $10.9 million for 2011.

Nonperforming assets totaled $53.3 million at quarter end, down $3.0 million and $2.4 million compared to both a year earlier and last quarter, respectively. OREO declined $14.8 million compared to the third quarter 2011 and is the result of improving valuations allowing for more aggressive OREO liquidation activities. Nonaccrual loans and accruing loans delinquent 90 days or more fell from second quarter 2012 to 3.70 percent of loans. Early stage delinquencies (accruing loans 30–89 days past due) remained nominal at 0.29 percent of loans outstanding.

Salary wages and benefits, excluding severance, are higher compared to the prior year’s third quarter due to incentive compensation related to improved revenue growth discussed above, and higher health care costs. Total core operating expenses (total noninterest expense excluding severance, organizational changes, branch closures, net losses on OREO and asset disposition expenses) totaled $18.8 million for the quarter, down $727,000 from the second quarter 2012, but higher by $1.2 million compared to the third quarter 2011. Organizational changes and branch closures completed during the third quarter are expected to reduce core operating expenses further in 2013.

(Dollars in thousands)	Q-3 2012	Q-2 2012	Q-1 2012	Q-4 2011	Q-3 2011
Noninterest Expense:

Salaries and wages	$7,442	$7,435	$7,055	$7,301	$6,902
Employee benefits	1,924	1,916	2,010	1,447	1,391
Outsourced data processing costs	1,923	1,834	1,721	1,677	1,685
Telephone / data lines	299	297	289	285	286
Occupancy expense	1,876	1,943	1,882	1,795	1,967
Furniture and equipment expense	556	607	495	525	555
Marketing expense	785	677	926	947	551
Legal and professional fees	1,122	1,637	1,776	1,299	1,496
FDIC assessments	695	707	706	679	687
Amortization of intangibles	196	196	201	212	211
Other	2,018	2,314	2,163	2,264	1,947
Total Core Operating Expense	18,836	19,563	19,224	18,431	17,678

Severance and organizational changes	839	0	0	0	0
Branch consolidation	232	0	0	0	0
Recovery of prior legal fees	(500)	0	0	0	0
Net loss on OREO	561	790	1,959	1,254	906
Asset dispositions expense	364	368	527	275	479
Total	$20,332	$20,721	$21,710	$19,960	$19,063

Noninterest income, excluding securities gains and losses, increased 35.3 percent annualized when compared to the second quarter, reflecting increased revenues from service charges on deposit accounts, marine finance fees, merchant income, and mortgage banking fees. As previously indicated, the improvement in market share and programs to grow retail and commercial customer households and investments in future revenue growth initiatives is beginning to produce increased revenues. We are seeing improvements across our business lines and expect increased momentum beginning in the first quarter 2013.

(Dollars in thousands)	Q-3 2012	Q-2 2012	Q-1 2012	Q-4 2011	Q-3 2011
Noninterest Income:
Service charges on deposit accounts	$1,620	$1,487	$1,461	$1,599	$1,675
Trust income	550	564	573	530	541
Mortgage banking fees	1,155	902	623	680	556
Brokerage commissions and fees	247	298	234	258	321
Marine finance fees	279	244	330	333	229
Interchange income	1,119	1,154	1,071	953	969
Other deposit based EFT fees	70	84	99	78	71
Other	639	486	546	452	344
	5,679	5,219	4,937	4,883	4,706
Securities gains, net	48	3,615	3,374	1,083	137
Total	$5,727	$8,834	$8,311	$5,966	$4,843

The net interest margin stabilized at 3.17 percent in the third quarter 2012 the same compared to the second quarter of 2012 as a result of lower on balance sheet liquidity, better deposit mix and lower costs for interest bearing liabilities. Interest bearing deposit costs decreased 12 basis points to 0.35 percent in the third quarter 2012 and the total cost of interest bearing liabilities decreased from 0.59 percent for the second quarter to 0.49 percent in the third quarter. The mix in deposits continues to improve as new households are on-boarded with average checking and savings deposits (excluding all time deposits) rising to 78.7 percent of deposits from 69.5 percent a year ago. Checking and savings deposits averaged $1.321 billion for the third quarter of 2012, up $157 million or 13.5 percent compared to third quarter 2011. Total average deposits increased $4.5 million over the year to $1.680 billion with a $152 million decline in average time deposits attributable to the planned runoff of brokered and single service time deposit customers.

The Company will host a conference call on Friday, October 26, 2012 at 9:00 a.m. (Eastern Time) to discuss its earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2458 (access code: 6117222; leader: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at the Company’s website at www.seacoastbanking.net by selecting Presentations under the heading Investor Services. A replay of the conference call will be available beginning the afternoon of October 26 by dialing (888) 843-7419 (domestic), using the passcode 6117222.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Company’s website at www.seacoastbanking.net. The link to the live audio webcast is located in the subsection Presentations under the heading Investor Relations. Beginning the afternoon of October 26, 2012, an archived version of the webcast can be accessed from this same subsection of the website. This webcast will be archived and available for one year.

Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets. It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2011 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
(Dollars in thousands,	September 30,		September 30,
except share data)	2012	2011	2012	2011
Summary of Earnings
Net income (loss)	$447	$2,648	$(950)	$4,119
Net income (loss) available to common shareholders	(490)	1,711	(3,761)	1,308

Net interest income (1)	15,995	16,925	48,736	50,039

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.08%	0.51%	(0.06)%	0.27%
Return on average tangible assets (2), (3), (4)	0.11	0.54	(0.04)	0.30

Return on average shareholders' equity-GAAP basis (2), (3)	1.09	6.33	(0.76)	3.32

Net interest margin (1), (2)	3.17	3.44	3.22	3.43

Per Share Data
Net income (loss) diluted-GAAP basis	$(0.01)	$0.02	$(0.04)	$0.01
Net income (loss) basic-GAAP basis	(0.01)	0.02	(0.04)	0.01

Cash dividends declared	0.00	0.00	0.00	0.00

	September 30,		Increase/
	2012	2011	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$12,106	$10,885	11.2%
Net charge-offs to average loans	1.32%	1.19%	10.9
Loan loss provision year-to-date	$9,660	$1,542	526.4
Allowance to loans at end of period	1.92%	2.35%	(18.3)

Nonperforming loans	$44,450	$32,627	36.2
Other real estate owned	8,888	23,702	(62.5)
Total non-performing assets	$53,338	$56,329	(5.3)

Restructured loans (accruing)	$44,179	$72,751	(39.3)

Nonperforming assets to loans and other real
estate owned at end of period	4.40%	4.57%	(3.7)

Nonperforming assets to total assets	2.56%	2.75%	(6.9)

Selected Financial Data
Total assets	$2,081,693	$2,051,037	1.5
Securities available for sale (at fair value)	588,248	611,195	(3.8)
Securities held for investment (at amortized cost)	15,556	24,575	(36.7)
Net loans	1,179,359	1,180,147	(0.1)
Deposits	1,679,466	1,661,274	1.1
Total shareholders' equity	167,209	170,793	(2.1)
Common shareholders' equity	118,775	123,608	(3.9)
Book value per share common	1.25	1.31	(4.6)
Tangible book value per share	1.75	1.78	(1.7)
Tangible common book value per share (5)	1.23	1.28	(3.9)
Average shareholders' equity to average assets	7.84%	8.06%	(2.7)
Tangible common equity to tangible assets (5), (6)	5.63	5.91	(4.7)

Average Balances (Year-to-Date)
Total assets	$2,118,784	$2,056,344	3.0
Less: intangible assets	1,988	2,814	(29.4)
Total average tangible assets	$2,116,796	$2,053,530	3.1

Total equity	$166,066	$165,781	0.2
Less: intangible assets	1,988	2,814	(29.4)
Total average tangible equity	$164,078	$162,967	0.7

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.

(6) The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2012	2011	2012	2011

Interest on securities:
Taxable	$3,190	$4,750	$10,834	$13,001
Nontaxable	21	38	68	123
Interest and fees on loans	14,371	15,315	43,852	47,004
Interest on federal funds sold and other investments	243	175	727	606
Total Interest Income	17,825	20,278	55,481	60,734

Interest on deposits	380	605	1,247	1,840
Interest on time certificates	738	2,134	3,371	6,789
Interest on borrowed money	755	671	2,262	2,240
Total Interest Expense	1,873	3,410	6,880	10,869

Net Interest Income	15,952	16,868	48,601	49,865
Provision for loan losses	900	(0)	9,660	1,542
Net Interest Income After Provision for Loan Losses	15,052	16,868	38,941	48,323

Noninterest income:
Service charges on deposit accounts	1,620	1,675	4,568	4,663
Trust income	550	541	1,687	1,581
Mortgage banking fees	1,155	556	2,680	1,460
Brokerage commissions and fees	247	321	779	864
Marine finance fees	279	229	853	876
Interchange income	1,119	969	3,344	2,855
Other deposit based EFT fees	70	71	253	240
Other	639	344	1,671	923
	5,679	4,706	15,835	13,462
Securities gains, net	48	137	7,037	137
Total Noninterest Income	5,727	4,843	22,872	13,599

Noninterest expenses:
Salaries and wages	8,103	6,902	22,593	19,987
Employee benefits	1,924	1,391	5,850	4,428
Outsourced data processing costs	1,923	1,685	5,478	4,906
Telephone / data lines	299	286	885	894
Occupancy	2,080	1,967	5,905	5,832
Furniture and equipment	570	555	1,672	1,766
Marketing	785	551	2,388	1,970
Legal and professional fees	714	1,496	4,127	4,838
FDIC assessments	695	687	2,108	2,334
Amortization of intangibles	196	211	593	635
Asset dispositions expense	364	479	1,259	2,006
Net loss on other real estate owned and repossessed assets	561	906	3,310	2,497
Other	2,118	1,947	6,595	5,710
Total Noninterest Expenses	20,332	19,063	62,763	57,803

Income (Loss) Before Income Taxes	447	2,648	(950)	4,119
Provision for income taxes	0	0	0	0

Net Income (Loss)	447	2,648	(950)	4,119
Preferred stock dividends and accretion on preferred stock discount	937	937	2,811	2,811
Net Income (Loss) Available to Common Shareholders	$(490)	$1,711	$(3,761)	$1,308

Per share of common stock:

Net income (loss) diluted	$(0.01)	$0.02	$(0.04)	$0.01
Net income (loss) basic	(0.01)	0.02	(0.04)	0.01
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	94,567,327	93,878,199	94,471,866	93,611,223
Average basic shares outstanding	93,777,662	93,524,950	93,688,003	93,492,180

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	December 31,	September 30,
(Dollars in thousands, except share data)	2012	2011	2011

Assets
Cash and due from banks	$30,935	$41,136	$29,307
Interest bearing deposits with other banks	141,783	125,945	87,578
Total Cash and Cash Equivalents	172,718	167,081	116,885

Securities:
Available for sale (at fair value)	588,248	648,362	611,195
Held for investment (at amortized cost)	15,556	19,977	24,575
Total Securities	603,804	668,339	635,770

Loans available for sale	28,042	6,795	6,897

Loans, net of deferred costs	1,202,478	1,208,074	1,208,548
Less: Allowance for loan losses	(23,119)	(25,565)	(28,401)
Net Loans	1,179,359	1,182,509	1,180,147

Bank premises and equipment, net	34,884	34,227	34,599
Other real estate owned	8,888	20,946	23,702
Other intangible assets	1,697	2,289	2,501
Other assets	52,301	55,189	50,536
	$2,081,693	$2,137,375	$2,051,037

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$409,145	$328,356	$324,256
NOW	420,477	469,631	391,318
Savings deposits	158,208	133,578	128,543
Money market accounts	348,275	319,152	327,654
Other time certificates	192,297	244,886	257,486
Brokered time certificates	8,429	4,558	5,252
Time certificates of $100,000 or more	142,635	218,580	226,765
Total Deposits	1,679,466	1,718,741	1,661,274

Federal funds purchased and securities sold under
agreements to repurchase, maturing within 30 days	122,393	136,252	106,562
Borrowed funds	50,000	50,000	50,000
Subordinated debt	53,610	53,610	53,610
Other liabilities	9,015	8,695	8,798
	1,914,484	1,967,298	1,880,244

Shareholders' Equity
Preferred stock - Series A	48,434	47,497	47,185
Common stock	9,481	9,469	9,470
Additional paid in capital	222,744	222,048	221,797
Accumulated deficit	(117,914)	(114,152)	(115,764)
Treasury stock	(101)	(13)	(6)
	162,644	164,849	162,682
Accumulated other comprehensive gain, net	4,565	5,228	8,111
Total Shareholders' Equity	167,209	170,077	170,793
	$2,081,693	$2,137,375	$2,051,037

Common Shares Outstanding	94,810,684	94,686,801	94,696,906

Note:  The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA		(Unaudited)

	QUARTERS
	2012			2011	Last 12
(Dollars in thousands, except per share data)	Third	Second	First	Fourth	Months
Net income	$447	$(2,335)	$938	$2,548	$1,598

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.08%	(0.44)%	0.18%	0.48%	0.08%
Return on average tangible assets (2),(3),(4)	0.11	(0.42)	0.20	0.51	0.10

Return on average shareholders' equity-GAAP basis (2),(3)	1.09	(5.56)	2.26	6.17	0.97

Net interest margin (1),(2)	3.17	3.17	3.33	3.42	3.27
Average equity to average assets	7.77	7.90	7.85	7.86	7.84

Credit Analysis
Net charge-offs	$2,416	$6,275	$3,415	$3,268	$15,374
Net charge-offs to average loans	0.79%	2.05%	1.13%	1.07%	1.26%
Loan loss provision	$900	$6,455	$2,305	$432	$10,092
Allowance to loans at end of period	1.92%	2.02%	2.01%	2.12%

Restructured loans (accruing)	$44,179	54,842	57,665	71,611

Nonperforming loans	$44,450	48,482	41,716	28,526
Other real estate owned	8,888	7,219	15,530	20,946
Nonperforming assets	$53,338	$55,701	$57,246	$49,472
Nonperforming assets to loans and other
real estate owned at end of period	4.40%	4.53%	4.65%	4.03%
Nonperforming assets to total assets	2.56	2.64	2.64	2.31
Nonaccrual loans and accruing loans 90 days or more
past due to loans outstanding at end of period	3.70	3.97	3.43	2.36

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$(0.01)	$(0.03)	$0.00	$0.02	$(0.02)
Net income (loss) basic-GAAP basis	(0.01)	(0.03)	0.00	0.02	$(0.02)

Cash dividends declared	—	—	—	—	$—
Book value per share common	1.25	1.24	1.30	1.29

Average Balances
Total assets	$2,096,694	$2,133,713	$2,126,186	$2,085,466
Less: Intangible assets	1,793	1,988	2,184	2,392
Total average tangible assets	$2,094,901	$2,131,725	$2,124,002	$2,083,074

Total equity	$162,902	$168,457	$166,874	$163,857
Less: Intangible assets	1,793	1,988	2,184	2,392
Total average tangible equity	$161,109	$166,469	$164,690	$161,465

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.

	September 30,	December 31,	September 30,
SECURITIES	2012	2011	2011
U.S. Treasury and U.S. Government Agencies	$1,711	$1,724	$4,226
Mortgage-backed	585,632	645,471	603,089
Obligations of states and political subdivisions	905	1,167	1,158
Other securities	0	0	2,722
Securities Available for Sale	588,248	648,362	611,195

Mortgage-backed	7,397	12,315	16,117
Obligations of states and political subdivisions	6,659	6,662	7,458
Other securities	1,500	1,000	1,000
Securities Held for Investment	15,556	19,977	24,575
Total Securities	$603,804	$668,339	$635,770

	September 30,	December 31,	September 30,
LOANS	2012	2011	2011
Construction and land development	$56,213	$49,184	$47,653
Real estate mortgage	1,036,224	1,054,599	1,055,276
Installment loans to individuals	51,564	50,611	51,736
Commercial and financial	58,222	53,105	53,534
Other loans	255	575	349
Total Loans	$1,202,478	$1,208,074	$1,208,548

AVERAGE BALANCES, YIELDS AND RATES (1)		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2012				2011
	Third Quarter		Second Quarter		Third Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$572,328	2.23%	$552,501	2.40%	$624,811	3.04%
Nontaxable	1,972	6.48	2,055	6.81	3,392	6.72
Total Securities	574,300	2.24	554,556	2.41	628,203	3.06

Federal funds sold and other
investments	209,461	0.46	248,944	0.43	127,072	0.54

Loans, net	1,223,313	4.68	1,231,239	4.81	1,197,686	5.09

Total Earning Assets	2,007,074	3.54	2,034,739	3.63	1,952,961	4.13

Allowance for loan losses	(24,807)		(23,677)		(30,666)
Cash and due from banks	29,227		31,795		27,044
Premises and equipment	35,003		34,197		34,782
Other assets	50,197		56,659		70,735

	$2,096,694		$2,133,713		$2,054,856

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW (2)	$419,007	0.15%	$423,240	0.16%	$394,399	0.24%
Savings deposits	157,577	0.11	152,333	0.10	126,800	0.11
Money market accounts (2)	350,213	0.21	336,392	0.26	320,683	0.41
Time deposits	358,504	0.82	406,292	1.12	510,755	1.66
Federal funds purchased and
other short term borrowings	140,932	0.24	146,510	0.25	99,311	0.27
Other borrowings	103,610	2.57	103,610	2.55	103,610	2.31

Total Interest-Bearing Liabilities	1,529,843	0.49	1,568,377	0.59	1,555,558	0.87

Demand deposits (noninterest-bearing)	394,467		388,060		322,646
Other liabilities	9,482		8,819		10,807
Total Liabilities	1,933,792		1,965,256		1,889,011

Shareholders' equity	162,902		168,457		165,845

	$2,096,694		$2,133,713		$2,054,856

Interest expense as a % of earning assets		0.37%		0.45%		0.69%
Net interest income as a % of earning assets		3.17		3.17		3.44

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.

(2)	Certain reclassifications have been made to prior years' presentations to conform to the current year presentation.

CONSOLIDATED QUARTERLY FINANCIAL DATA		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2012			2011
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)	$409,145	$393,681	$394,532	$328,356	$324,256
NOW accounts	420,477	420,449	436,712	469,631	391,318
Money market accounts	348,275	346,191	330,409	319,152	327,654
Savings accounts	158,208	156,019	148,068	133,578	128,543
Time certificates of deposit	343,361	373,244	427,738	468,024	489,503
Total Deposits	1,679,466	1,689,584	1,737,459	1,718,741	1,661,274

Sweep repurchase agreements	122,393	139,489	149,316	136,252	106,562
Total core customer funding (1)	1,458,498	1,455,829	1,459,037	1,386,969	1,278,333

(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2012
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Construction and land development
Residential
Condominiums	$0.5	$-	$-	-	$-	$-	$-
Townhomes	-	-	-	-	-	-	-
Single family residences	-	-	-	-	-	-	-
Single family land and lots	6.6	6.5	6.4	6.2	6.0	5.9	5.8
Multifamily	6.1	5.7	5.5	5.1	4.9	4.7	4.6
	13.2	12.2	11.9	11.3	10.9	10.6	10.4
Commercial
Office buildings	-	-	-	0.2	0.3	-	-
Retail trade	-	-	-	-	-	-	-
Land	33.9	10.3	10.2	9.3	9.2	10.7	9.8
Industrial	-	-	-	-	-	-	-
Healthcare	-	-	-	-	-	-	-
Churches and educational facilities	-	-	-	0.1	0.3	0.3	0.7
Lodging	-	-	-	-	-	-	-
Convenience stores	0.5	0.6	0.6	1.7	1.4	1.4	-
Marina	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-
	34.4	10.9	10.8	11.3	11.2	12.4	10.5
Individuals
Lot loans	20.8	19.4	18.6	17.9	18.4	17.6	16.4
Construction	7.3	6.7	6.4	8.7	13.5	16.6	18.9
	28.1	26.1	25.0	26.6	31.9	34.2	35.3
Total construction and land development	75.7	49.2	47.7	49.2	54.0	57.2	56.2

Real estate mortgages
Residential real estate
Adjustable	308.6	314.3	324.4	334.1	341.6	359.4	353.7
Fixed rate	86.6	88.8	92.8	97.0	96.2	95.4	99.7
Home equity mortgages	67.7	63.1	63.6	60.2	59.5	58.3	58.4
Home equity lines	57.4	56.9	55.1	54.9	53.0	50.8	50.6
	520.3	523.1	535.9	546.2	550.3	563.9	562.4
Commercial real estate
Office buildings	121.3	120.0	122.0	119.6	118.0	113.4	102.4
Retail trade	150.6	149.6	146.1	140.6	139.3	128.5	121.1
Industrial	76.3	68.5	72.5	70.7	70.0	72.0	71.3
Healthcare	26.6	26.3	29.6	38.8	40.2	42.0	35.8
Churches and educational facilities	28.6	28.2	27.8	27.4	27.0	26.7	26.2
Recreation	2.8	2.8	2.7	3.2	3.1	3.1	2.7
Multifamily	14.2	16.8	15.4	9.4	8.8	8.3	7.8
Mobile home parks	2.5	2.4	2.2	2.2	2.1	2.1	2.1
Lodging	21.7	20.0	19.8	19.6	19.4	19.3	19.1
Restaurant	4.2	4.3	4.3	4.7	4.6	4.7	4.4
Agricultural	9.2	9.2	8.9	8.8	7.6	7.4	7.3
Convenience stores	20.1	20.0	19.8	15.1	15.5	15.4	16.6
Marina	21.7	21.5	21.4	21.3	21.6	21.5	21.4
Other	27.4	27.3	26.9	27.0	29.3	29.3	35.6
	527.2	516.9	519.4	508.4	506.5	493.7	473.8
Total real estate mortgages	1,047.5	1,040.0	1,055.3	1,054.6	1,056.8	1,057.6	1,036.2

Commercial & financial	51.5	48.0	53.5	53.1	54.6	56.2	58.2

Installment loans to individuals
Automobile and trucks	10.1	9.5	9.2	8.7	8.2	8.1	8.0
Marine loans	19.4	20.2	21.6	19.9	21.1	20.8	23.0
Other	20.9	21.6	20.9	22.0	21.5	21.3	20.6
	50.4	51.3	51.7	50.6	50.8	50.2	51.6

Other	0.3	0.4	0.3	0.6	0.2	0.2	0.3
	$1,225.4	$1,188.9	$1,208.5	1,208.1	1,216.4	1,221.4	1,202.5

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2012
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Construction and land development
Residential
Condominiums	$(0.4)	$(0.5)	$-	$-	$-	$-	$-
Townhomes	-	-	-	-	-	-	-
Single family residences	-	-	-	-	-	-	-
Single family land and lots	(0.4)	(0.1)	(0.1)	(0.2)	(0.2)	(0.1)	(0.1)
Multifamily	-	(0.4)	(0.2)	(0.4)	(0.2)	(0.2)	(0.1)
	(0.8)	(1.0)	(0.3)	(0.6)	(0.4)	(0.3)	(0.2)
Commercial
Office buildings	-	-	-	0.2	0.1	(0.3)	-
Retail trade	-	-	-	-	-	-	-
Land	0.3	(23.6)	(0.1)	(0.9)	(0.1)	1.5	(0.9)
Industrial	-	-	-	-	-	-	-
Healthcare	-	-	-	-	-	-	-
Churches and educational facilities	-	-	-	0.1	0.2	-	0.4
Lodging	-	-	-	-	-	-	-
Convenience stores	0.3	0.1	-	1.1	(0.3)	-	(1.4)
Marina	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-
	0.6	(23.5)	(0.1)	0.5	(0.1)	1.2	(1.9)
Individuals
Lot loans	(3.6)	(1.4)	(0.8)	(0.7)	0.5	(0.8)	(1.2)
Construction	0.2	(0.6)	(0.3)	2.3	4.8	3.1	2.3
	(3.4)	(2.0)	(1.1)	1.6	5.3	2.3	1.1
Total construction and land development	(3.6)	(26.5)	(1.5)	1.5	4.8	3.2	(1.0)

Real estate mortgages
Residential real estate
Adjustable	5.3	5.7	10.1	9.7	7.5	17.8	(5.7)
Fixed rate	4.0	2.2	4.0	4.2	(0.8)	(0.8)	4.3
Home equity mortgages	(5.7)	(4.6)	0.5	(3.4)	(0.7)	(1.2)	0.1
Home equity lines	(0.3)	(0.5)	(1.8)	(0.2)	(1.9)	(2.2)	(0.2)
	3.3	2.8	12.8	10.3	4.1	13.6	(1.5)
Commercial real estate
Office buildings	(0.7)	(1.3)	2.0	(2.4)	(1.6)	(4.6)	(11.0)
Retail trade	(0.9)	(1.0)	(3.5)	(5.5)	(1.3)	(10.8)	(7.4)
Industrial	(1.7)	(7.8)	4.0	(1.8)	(0.7)	2.0	(0.7)
Healthcare	(3.4)	(0.3)	3.3	9.2	1.4	1.8	(6.2)
Churches and educational facilities	(0.2)	(0.4)	(0.4)	(0.4)	(0.4)	(0.3)	(0.5)
Recreation	(0.1)	-	(0.1)	0.5	(0.1)	-	(0.4)
Multifamily	(8.2)	2.6	(1.4)	(6.0)	(0.6)	(0.5)	(0.5)
Mobile home parks	-	(0.1)	(0.2)	-	(0.1)	-	-
Lodging	(0.2)	(1.7)	(0.2)	(0.2)	(0.2)	(0.1)	(0.2)
Restaurant	(0.3)	0.1	-	0.4	(0.1)	0.1	(0.3)
Agricultural	(1.4)	-	(0.3)	(0.1)	(1.2)	(0.2)	(0.1)
Convenience stores	1.5	(0.1)	(0.2)	(4.7)	0.4	(0.1)	1.2
Marina	(0.2)	(0.2)	(0.1)	(0.1)	0.3	(0.1)	(0.1)
Other	(0.6)	(0.1)	(0.4)	0.1	2.3	-	6.3
	(16.4)	(10.3)	2.5	(11.0)	(1.9)	(12.8)	(19.9)
Total real estate mortgages	(13.1)	(7.5)	15.3	(0.7)	2.2	0.8	(21.4)

Commercial & financial	2.7	(3.5)	5.5	(0.4)	1.5	1.6	2.0

Installment loans to individuals
Automobile and trucks	(0.8)	(0.6)	(0.3)	(0.5)	(0.5)	(0.1)	(0.1)
Marine loans	(0.4)	0.8	1.4	(1.7)	1.2	(0.3)	2.2
Other	-	0.7	(0.7)	1.1	(0.5)	(0.2)	(0.7)
	(1.2)	0.9	0.4	(1.1)	0.2	(0.6)	1.4

Other	-	0.1	(0.1)	0.3	(0.4)	-	0.1
	$(15.2)	$(36.5)	$19.6	$(0.4)	$8.3	$5.0	$(18.9)